Exhibit 24

               INDIANAPOLIS POWER & LIGHT COMPANY

                        POWER OF ATTORNEY

      Each of the undersigned directors of INIDANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation, (the "Corporation"), which intends to file with the Securities and Exchange Commission, Washington D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement and related prospectus for the registration of not to exceed 550,000 shares of Cumulative Preferred Stock of the Company, $100 par value, does hereby appoint John R. Brehm and Bryan G. Tabler, and each of them, his true and lawful attorneys, with power to act each without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, to sign in the capacity of a director of the Company and file said Registration Statement and related prospectus and any and all amendments and supplements thereto, and all instruments necessary or incidental thereto, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

/s/  John R. Hodowal                 /s/ Mitchell E. Daniels, Jr.

/s/ Ramon L. Humke                   /s/ Sallie W. Rowland

/s/ Otto N. Frenzel III              /s/ Andre B. Lacy

/s/ Earl B. Herr, Jr.                /s/ Thomas H. Sams

/s/ Sam H. Jones

/s/ Robert A. Borns

/s/ Michael E. Maurer

/s/ Joseph D. Barnette, Jr.

      IN WITNESS WHEREOF, the foregoing directors of the Company have affixed their respective signatures hereto in the presence of a Notary Public for the State of Indiana, this 25th day of November, 1997.

My  Commission Expires:  6-13-99           /s/ Gloria  K. Bryant
My  County  of Residence is Marion             Gloria K.  Bryant,
                                                Notary Public